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EXHIBIT 23.1




SCIENTIFIC GAMES KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH
GESCHAFTSFUHRUNG

Klitschgasse 4
A-1130 Wien                                       Contact: Gottwald Kranebitter


                                                  June 26, 1997



SCIENTIFIC GAMES KOMMUNIKATIONS- UND COMPUTERSYSTEME GESELLSCHAFT MBH,
VIENNA

Ladies and Gentlemen,

We consent to the inclusion of our report dated November 22, 1996, with respect to the financial statements of TELE CONTROL Kommunications- und Computersysteme Gesellschaft mbH, Vienna (now: SCIENTIFIC GAMES Kommunikations- und Computersysteme Gesellschaft mbH), for the year ended October 31, 1996, which report appears in the Form 8-K of Scientific Games Holdings Corp., dated June 30, 1997.


                                             Yours Sincerely,

                                   KPMG Aplen-Treuhand Gesellschaft mbH
                                   Wirtschaftsprufungs- und
                                   Steuerberatungsgesellschaft